Exhibit 1.A(8)(b)(xxii)

                   FIFTH AMENDMENT TO PARTICIPATION AGREEMENT

     THIS AGREEMENT is made by and among Security Life of Denver Insurance Company, a life insurance company organized under the laws of the State of Colorado ("Insurance Company"), INVESCO Variable Investment Funds, Inc., a Maryland corporation (the "Company"), and INVESCO Funds Group, Inc., a Delaware corporation ("INVESCO") (collectively, the "Parties).

     WHEREAS, the Parties executed a participation agreement dated August 26, 1994 (the "Participation Agreement"), governing how shares of the Company's portfolios are to be made available to certain variable life insurance and/or variable annuity contracts (the "Contracts") offered by the Insurance Company through certain separate accounts (the "Separate Accounts");

     WHEREAS, the various Contracts for which shares are purchased are listed in Schedule B of the Participation Agreement;

     WHEREAS, the Parties have agreed that it is in their interests to add an additional Contract funded by the Separate Accounts;

     NOW THEREFORE, in consideration of their mutual promises, the Insurance Company, the Company and INVESCO agree as follows:

1. The Participation Agreement is hereby amended by substituting for the original Schedule B an amended Schedule B in the form attached hereto which adds the Estate Designer Variable Universal Life and the Strategic Benefit Variable Universal Life Policies to the list of Contracts funded by the Separate Accounts.

Executed this          day of February, 2000
              --------

ATTEST:                          INVESCO Variable Investment Funds, Inc.


                                 BY:/s/ Ronald L. Grooms
                                    -----------------------------
                                    Ronald L. Grooms
                                    Senior Vice President

ATTEST:                          Security Life of Denver Insurance Company


                                 BY:/s/ Gary W. Waggoner
                                    -----------------------------
                                    Gary W. Waggoner
                                    Vice President

ATTEST:                          INVESCO Funds Group, Inc.


                                 BY:/s/ Ronald L. Grooms
                                    -----------------------------
                                     Ronald L. Grooms
                                     Senior Vice President

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                                   SCHEDULE B

                                    Contracts


1.  The Exchequer Variable Annuity                   (Flexible Premium Deferred
                                                     Combination Fixed and
                                                     Variable Annuity Contract)

2.  FirstLine                                        (Flexible Premium Variable
                                                     Life Insurance Policy)

3.  Strategic Advantage Variable Universal Life      (Flexible Premium Variable
                                                     Universal Life Insurance
                                                     Policy)

4.  FirstLine II Variable Universal Life             (Flexible Premium Variable
                                                     Universal Life Insurance
                                                     Policy)

5.  Strategic Advantage II Variable Universal Life   (Flexible Premium Variable
                                                     Universal Life Insurance
                                                     Policy)

6.  Variable Survivorship Universal Life             (Flexible Premium Variable
                                                     Universal Life Insurance
                                                     Policy)

7.  Corporate Benefits Variable Universal Life       (Flexible Premium Variable
                                                     Universal Life Insurance
                                                     Policy)

8.  Estate Designer Variable Universal Life          (Flexible Premium Variable
                                                     Universal Life Insurance
                                                     Policy)

9.  Strategic Benefit Variable Universal Life        (Flexible Premium Variable
                                                     Universal Life Insurance
                                                     Policy)


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